SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 23, 2009 (February 10, 2009)
Date of Report (Date of earliest event reported)

CITY LOAN, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50561	20-2675930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3431 Cherry Avenue, Long Beach, CA 90807
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 398-6657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

City Loan, Inc. (the “Company”) accepted the resignation of William Atkinson, the Company’s Chief Executive Officer, effective February 17, 2009. The Company entered into a severance agreement with Mr. Atkinson.

Pursuant to the terms of Mr. Atkinson’s severance agreement, William R. Atkinson and Associates, Inc. (“WRAA”, and together with Mr. Atkinson, the “Atkinson Parties”), which provided the services of Mr. Atkinson, shall receive a one-time cash severance payment of $3,000.00.  Further, pursuant to the severance agreement, the Atkinson Parties and the Company agreed to mutual releases of any and all claims, whether known or unknown, that they may now have, have ever had, or may ever have against each other.

A copy of Mr. Atkinson’s severance agreement is filed as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 for additional information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company accepted the resignation of Mr. Atkinson, effective February 17, 2009.  See Items 1.01 and 1.02 for additional information.

On February 20, 2009, the Company terminated the employment of Mr. David Burke, the Company’s Chief Financial Officer.

On February 17, 2009 the Company appointed Mr. Frederick Cary to serve as the Company’s interim Chief Financial Officer and interim Chief Executive Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are provided as part of this Report.

Exhibit Number	Exhibit

10.1	Severance Agreement between City Loan Inc. and William Atkinson and William R. Atkinson and Associates, Inc., dated February10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

City Loan, Inc.

Date: February 23, 2009	By:	/s/ Frederick Cary
Frederick Cary
Interim CEO and CFO

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Severance Agreement between City Loan Inc. and William Atkinson and William R. Atkinson and Associates, Inc., dated February 10, 2009.